EXHIBIT 99.1

Spriza Sees Strong Performance for 2015 based on accomplishments during the past year

EL SEGUNDO, CA – January 14, 2015 /Marketwired/ – Spriza, Inc. (“Spriza”) (OTCQB: SPRZ), the world's leading social network for group prizes and incentives, today issued a summary of the past year’s outstanding business accomplishments and a brief look at the year ahead.

Our SPRIZA™ contest web site www.spriza.com was launched in May of 2014 and since then, SPRIZA™ has become the world’s leading social network for group prizes and incentives. SPRIZA™ has become visually more engaging and easier to navigate with greater emphasis on generating excitement for users. Following is a brief list of accomplishments from the past year:

  Developed an international licensing model
  Strategic partners were identified in Asia, Europe and the United States
  A key agreement was made with Digital Marketing Philippines (www.digitalmarketingphilippines.com)
  A key agreement was made with When in Manila (www.wheninmanila.com)
  SPRIZA has hosted more than 5,200 aggregated contests
  SPRIZA™ is currently hosting more than 100 active contests
  Revenues have been generated, a significant milestone in social media space
  User growth has grown month over month since launch in May, 2014
  User time on SPRIZA™ has been up to 29 minutes, with an average of 4.14 minutes
  Achieved conversion rates as high as 20% (industry standard ranges between 0.02-10%*)

“The Philippines has been a resounding success and is a springboard into the key Asian market.” said  SPRIZA’s CEO Rob Danard. “Our clients gave away prizes ranging from cash to real estate to vacation getaways, all great incentives to drive traffic to our site.”

Top tier clients over the past year include Eden Cheese, The Calgary Stampede, Rock Camp Canada, MembersCanada.com, Double Down Interactive, Hard Rock Hotel, Willie Nelson, Mandalay Bay Hotel, Live Nation and House of Blues.

In the first quarter of 2015 SPRIZA™ will launch an Android mobile phone application to be followed by an iPhone app. This will further enhance the user experience giving direct access anytime, anywhere similar to Facebook, Twitter and other popular social media applications.  The new app will also increase effectiveness to communicate new information, updates and location based details when required.

*Source: http://mashable.com/2013/11/21/conversions-metrics/

About Spriza, Inc.

Spriza, Inc. is the world's leading social network for group prizes and incentives and an emerging growth public company.

Spriza's intellectual property is a robust and effective incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through an online contest marketing solution "SPRIZA™". SPRIZA™ is modular, scalable, and fully customizable. It taps into the power of shared interests and personal relationships within targeted markets producing traceable and quantifiable results at every stage of the contest.

SPRIZA™ provides deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time return on investment analysis and demographic profiling. SPRIZA™ leverages social strategies based on business objectives enabling branders to measure results of marketing efforts. The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests. SPRIZA™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. SPRIZA™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

SPRIZA™ is designed to work with Social Media engines including Facebook, Twitter and Pinterest and offers full mobile capability to engage popular mobile applications including iPhone, Android, Blackberry and Windows mobile operating systems.

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements, including, but not limited to, introducing the re-formulated Pulse brand of functional drinks by mid-year, the successful rollout of the new coconut water line and any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company’s annual report on Form 10-K for the most recent fiscal year,  quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests

Follow SPRIZA on Twitter at https://twitter.com/Sprizacontests

For more information, contact:

Media Relations
Christian Darbyshire
tinepublic@shaw.ca
416-419-9953
Internal Communications
info@spriza.com
650-204-7903
www.spriza.com/investors